UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d)

of the Securities Exchange Act of 1934

May 9, 2014

Date of Report (Date of earliest event reported)

LOCAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7555 Irvine Center Drive

Irvine, California 92618

(Address of principal executive offices)

(949) 784-0800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Yahoo! Agreement

On May 9, 2014, the Registrant entered into Amendment Number 1 (the “Yahoo Amendment”) to that certain Yahoo Publisher Network Agreement with Yahoo! Inc. and Yahoo! EMEA Limited dated November 1, 2012 (the “Yahoo Agreement”). The Yahoo Amendment provides the Registrant with the right to distribute certain new implementations of Yahoo’s pay-per-click advertising. The Amendment requires that the Registrant provide oversight with respect to such implementations of the Yahoo pay-per-click advertising and indemnify Yahoo in the event it breaches its undertaking with respect to the Amendment. The Amendment can be suspended or terminated by Yahoo at any time on one day notice. The effective date of the Yahoo Amendment is May 9, 2014.

The foregoing description of the Yahoo Amendment is qualified in its entirety by reference to the full text of the Yahoo Amendment which is filed as Exhibit 10.1 with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. Exhibit 10.1 is a redacted copy of the Yahoo Amendment and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1(1)	Amendment Number 1 dated May 9, 2014, to Yahoo Publisher Network Contract, dated November 1, 2012, by and among the Registrant, Yahoo! Inc., and Yahoo! EMEA Limited.

(1)	Application has been made with the Securities and Exchange Commission to seek confidential treatment of certain provisions. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL CORPORATION

Date: May 14, 2014	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description

10.1(1)	Amendment Number 1 dated May 9, 2014, to Yahoo Publisher Network Contract, dated November 1, 2012, by and among the Registrant, Yahoo! Inc., and Yahoo! EMEA Limited.

(1)	Application has been made with the Securities and Exchange Commission to seek confidential treatment of certain provisions. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.